UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

Thrive World Wide, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0001333675	20-2725030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

638 Main St, Lake Geneva, WI	53147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-786-4450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

TABLE OF CONTENTS

Item 8.01. Other Events

Item 9.01. Exhibits

Item 9.02 .Exhibits

SIGNATURES

Section 8 – Others

On May 24, 2010, D'Arcangelo & Co., LLP (“D'Arcangelo”) was dismissed as the independent accountant of Thrive World Wide, Inc. (the “Company”).  The Board of Directors acting in the capacity of an audit committee approved the dismissal of D'Arcangelo.

D'Arcangelo’s reports on the Company’s financial statements for the years ended September 30, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except that, such reports indicated that there was substantial doubt as to the Company’s ability to continue as a going concern and that the financial statements did not include any adjustments that might result from the outcome of this uncertainty.

During the years ended September 30, 2009 and 2008 and through May 24, 2010, there were no disagreements with D'Arcangelo on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D'Arcangelo, would have caused it to make reference thereto in connection with its reports on the financial statements for such years.  During the years ended September 30, 2009 and 2008 and through May 24, 2010, there were no matters that were either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided D'Arcangelo with a copy of the foregoing disclosures and requested D'Arcangelo to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not D'Arcangelo agrees with the disclosures.  A copy of D'Arcangelo letter is filed as Exhibit 9.01 to this Current Report on Form 8-K.

On May 24, 2010, the Company’s Board of Directors acting in the capacity of an audit committee approved the engagement of Aaron Stein CPA, as the Company’s new independent accountant to act as the principal accountant to audit the Company’s financial statements. During the Company’s fiscal years ended September 30, 2009 and 2008 and through May 24, 2010, neither the Company, nor anyone acting on its behalf, consulted with Aaron Stein CPA regarding the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided that Aaron Stein CPA concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Company has not previously consulted with Aaron Stein CPA Stein regarding either (i) the application  of accounting principles to a specified  transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B) between the Company and D'Arcangelo, the Company’s previous principal independent accountant, as there were no such disagreements, or another reportable event (as defined in Item 304(a)(1)(iv)(B) of Regulation S-B) during the Company’s fiscal years ended September 30, 2009, September 30, 2008 and September 30, 2007, and any later interim period, including the interim period up to and including the date the relationship with D'Arcangelo ceased.  Neither has the Company received any written or oral advice concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue.

Aaron Stein CPA has reviewed the disclosure in this report before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2010

Thrive World Wide, Inc.

	By:	/s/ Andrew J. Schenker
Andrew J. Schenker, CEO.

Exhibit
Number	Description

99.01	D'Arcangelo statement
99.02	Engagement Letter Aaron Stein CPA
99.03	Board Resolution